Exhibit 99.1

FOR IMMEDIATE RELEASE

Oculus Innovative Sciences Reports Third Quarter Financial Results

U.S. Dermatology and Rest of the World Sales Drive Product Revenue Growth of 40%

Conference Call at 4:30pm ET Today

PETALUMA, Calif.--(February 4, 2016)--Oculus Innovative Sciences, Inc. (NASDAQ: OCLS, warrants OCLSW), a specialty pharmaceutical company that develops and markets solutions for the treatment of dermatological conditions and advanced tissue care, today announced financial results for the third quarter of fiscal year 2016 ended December 31, 2015.

Total revenue was $3.8 million for the third quarter, an increase of 19%, when compared to $3.2 million for the same period in 2014. Product revenues were up 40% from the same period last year, led by increases in the United States dermatology market and the rest of world.

“We made a strategic decision in late 2014 to change our business model and enter the U.S. dermatology market directly. We deployed a direct U.S. sales force and over the last four quarters, launched a total of six new prescription dermatology products. These efforts, combined with strong pricing reimbursement and rapid sales ramps, resulted in healthy sales growth during this quarter and over the last twelve months,” said Oculus CEO Jim Schutz.  “We believe our growth in dermatology sales will continue as we launch new products, continue to ramp sales for our existing products lines and hire additional sales people.”

Results for the Three Months Ended December 31, 2015

Product revenue in the United States was $1.0 million for the three months ended December 31, 2015, as compared to $647,000 in the quarter ended December 31, 2014. Product revenues increased $363,000 or 56%. Sales increased primarily due to continued growth in four existing products for the treatment of atopic dermatitis, scar management and surgical procedures, and the addition of two new products, including Mondoxyne, a pharmaceutical indicated for severe acne.

Product revenue in Latin America for the quarter ended December 31, 2015, of $1.3 million increased by $185,000, or 17%, when compared to the same period in the prior year. This increase was dampened by a 22% decline in the value of the peso from the same period in prior year. The sales growth in local currency, over the same period in the prior year, was 43% with strong increases in most product categories. The increase in revenue is primarily attributed to the larger distribution network and breadth of Oculus partner, Laboratorios Sanfer, S.A. de C.V.

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Product revenue in Europe and the rest of the world for the quarter ended December 31, 2015, of $1.2 million, increased by $451,000, or 60%, as compared to the same period in the prior year, with the largest increases in Asia and the Middle East with a 19% increase in Europe. The sales growth in local currency in Europe was 36% for the quarter when compared to the same period in prior year.

For the three months ended December 31, 2015 and 2014, product licensing fees and royalty revenues were $120,000 and $555,000, respectively. The decrease is primarily related to the lower amortization of upfront payments from the company’s partner, Sanfer, in Latin America and the termination of Oculus’ agreement with its former animal healthcare partner.

Oculus reported gross profit related to its products of $1.5 million, or 39% of product revenues, during the three months ended December 31, 2015, compared to a gross profit of $1.6 million, or 43% of total product revenues, for the same period in the prior year. The decline in gross profitability was due to the higher dollar increase of the international revenue, which has lower product margins than products sold in the United States. Product licensing fees and royalty revenues are not included in the calculation of gross profit for the quarters ended December 31, 2015 and 2014.

Total operating expenses of $4.6 million for the three months ended December 31, 2015, increased by $1 million, or 29%, as compared to the same period in the prior year. Operating expenses minus non-cash expenses during the third quarter of fiscal year 2015 were $4.1 million, up $858,000, as compared to the same period in the prior year. The increase in operating expenses, minus non-cash expenses, was due to higher sales and marketing expenses in the United States related to the costs of a direct sales force in dermatology.

Net loss for the quarter ended December 31, 2015, was $3.1 million, a decrease of $2.8 million, as compared to net loss of $5.9 million for the same period in the prior year. The decrease in net loss is primarily due to the change in fair value of the company’s derivative liabilities of $674,000 and a reduced valuation for the Ruthigen shares of $4.6 million, when compared to the prior period, partly offset by an increase of $920,000 in Oculus selling, general and administrative expenses.

As of December 31, 2015, Oculus had unrestricted cash and cash equivalents of $6.1 million, as compared with $6.1 million as of March 31, 2015. The company has no debt outstanding.

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Results for the Nine Months Ended December 31, 2015

Total revenues of $11.6 million increased by $1.7 million, or 17%, for the nine months ended December 31, 2015, as compared to $9.9 million for the nine months ended December 31, 2014. Product revenue of $9.8 million increased $3.1 million, or 47%, with strong growth in all major segments, led by product revenue growth in the United States of $1.6 million, an increase of 120%. Latin America’s revenue was up 22%, despite a 21% decline in the peso and rest of world’s revenue was up 38% with strong growth in Asia.

Oculus reported gross profit related to sales of its products of $5.5 million, or 45% of product revenues, for the nine months ended December 31, 2015, compared to a gross profit of $5.3 million, or 38% of product revenues, for the same period in the prior year. The increase in gross profitability was caused by the higher dollar increase in the U.S. sales, which have higher product margins than products sold internationally.

Total operating expenses less non-cash expenses increased $2.2 million, or 24%, for the nine months compared to the same period in the prior year, primarily due to higher sales costs for the direct sales force for dermatology. Operating loss less non-cash expenses (EBITDAS) for the nine months ended December 31, 2015, was $5.5 million, compared to $3.5 million for the same period last year. The net loss for the nine months ended December 31, 2014 includes a non-cash loss related to a reduced valuation in Ruthigen shares of $4.6 million, partly offset by a non-cash gain of $3.0 million due to a reduction in Oculus’ derivative liability relating to certain warrants.

Conference Call

Oculus’ management will hold a conference call today to discuss third quarter fiscal year 2016 results and answer questions, beginning at 4:30 p.m. ET. Individuals interested in participating in the conference call may do so by dialing 877-303-7607 for domestic callers or 973-638-3203 for international callers.

Those interested in listening to the conference call live via the Internet may do so at http://ir.oculusis.com/events.cfm. Please log on approximately 30 minutes prior to the presentation in order to register and download the appropriate software.

A telephone replay will be available for seven days following the conclusion of the call by dialing 855-859-2056 for domestic callers, or 404-537-3406 for international callers, and entering conference code 28872996. A webcast replay will be available on the site at http://ir.oculusis.com/events.cfm for one year following the call.

About Oculus Innovative Sciences, Inc.

Oculus Innovative Sciences is a specialty pharmaceutical company that develops and markets solutions for the treatment of dermatological conditions and advanced tissue care. The company’s products, which are sold throughout the United States and internationally, have improved outcomes for more than five million patients globally by reducing infections, itch, pain, scarring and harmful inflammatory responses. The company's headquarters are in Petaluma, California, with manufacturing operations in the United States and Latin America. European marketing and sales are headquartered in Roermond, Netherlands. More information can be found at www.oculusis.com.

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Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial and technology progress and future financial performance of Oculus Innovative Sciences, Inc. and its subsidiaries (the “Company”). These forward-looking statements are identified by the use of words such as “continue,” “ramp,” “hire,” and “launch,” among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company’s products will not be as large as expected, the Company’s common stock and warrants may be delisted from NASDAQ, the Company’s products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, the Company may not meet its future capital needs, the Company may not be able to obtain additional funding, as well as uncertainties relative to varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended March 30, 2015. The Company disclaims any obligation to update these forward-looking statements, except as required by law.

Oculus and Microcyn® Technology are trademarks or registered trademarks of Oculus Innovative Sciences, Inc. All other trademarks and service marks are the property of their respective owners.

Media and Investor Contact:

Oculus Innovative Sciences, Inc.

Dan McFadden

VP of Public and Investor Relations

(425) 753-2105

dmcfadden@oculusis.com

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OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31,	March 31,
	2015	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,113	$6,136
Accounts receivable, net	2,741	1,517
Inventories, net	1,613	1,402
Prepaid expenses and other current assets	672	592
Total current assets	11,139	9,647
Property and equipment, net	892	795
Long-term investment	–	4,538
Other assets	67	68
Total assets	$12,098	$15,048

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,464	$932
Accrued expenses and other current liabilities	872	782
Deferred revenue	456	769
Current portion of long-term debt	–	87
Derivative liabilities	1	11
Total current liabilities	2,793	2,581
Deferred revenue, less current portion	187	413
Total liabilities	2,980	2,994
Commitments and Contingencies
Stockholders’ Equity
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding at December 31, 2015 and March 31, 2015, respectively	–	–
Common stock, $0.0001 par value; 60,000,000 shares authorized, 17,342,037 and 15,045,080 shares issued and outstanding at December 31, 2015 and March 31, 2015, respectively	2	2
Additional paid-in capital	162,480	157,772
Accumulated deficit	(149,465)	(142,213)
Accumulated other comprehensive loss	(3,899)	(3,507)
Total stockholders’ equity	9,118	12,054
Total liabilities and stockholders’ equity	$12,098	$15,048

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OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Revenues
Product	$3,473	$2,474	$9,793	$6,671
Product licensing fees and royalties	120	555	906	2,601
Service	227	189	855	602
Total revenues	3,820	3,218	11,554	9,874
Cost of revenues
Product	2,123	1,417	5,356	4,107
Service	177	145	715	473
Total cost of revenues	2,300	1,562	6,071	4,580
Gross profit	1,520	1,656	5,483	5,294
Operating expenses
Research and development	486	367	1,365	1,159
Selling, general and administrative	4,158	3,238	11,411	9,142
Total operating expenses	4,644	3,605	12,776	10,301
Loss from operations	(3,124)	(1,949)	(7,293)	(5,007)
Interest expense	–	–	–	(4)
Interest income	–	1	1	1
Gain due to change in fair value of derivative liabilities	4	679	10	2,998
Loss on impairment of investment held at cost	–	(4,650)	–	(4,650)
Other (expense) income, net	(29)	5	30	(40)
Net loss	$(3,149)	$(5,914)	$(7,252)	$(6,702)

Net loss per common share: basic and diluted	$(0.19)	$(0.69)	$(0.45)	$(0.79)

Weighted-average number of shares used in per common share calculations:
Basic and diluted	16,467	8,600	15,974	8,494
Other comprehensive loss
Net loss	$(3,149)	$(5,914)	$(7,252)	$(6,702)
Foreign currency translation adjustments	(68)	(202)	(392)	(304)
Comprehensive loss	$(3,217)	$(6,116)	$(7,644)	$(7,006)

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OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands) and (Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
(1) Loss from operations minus non-cash expenses (EBITDAS):
GAAP loss from operations as reported	$(3,124)	$(1,949)	$(7,293)	$(5,007)
Non-cash adjustments:
Stock-based compensation	638	447	1,649	1,354
Depreciation and amortization	60	91	182	192
Non-GAAP loss from operations minus non-cash expenses (EBITDAS)	$(2,426)	$(1,411)	$(5,462)	$(3,461)

(2) Net loss minus non-cash expenses:
GAAP net loss as reported	$(3,149)	$(5,914)	$(7,252)	$(6,702)
Non-cash adjustments:
Stock-based compensation	638	447	1,649	1,354
Depreciation and amortization	60	91	182	192
Gain due to change in fair value of common stock	–	–	–	–
Gain due to change in fair value of derivative instruments	(4)	(679)	(10)	(2,998)
Loss on impairment of investment	–	4,650	–	4,650
Non-cash interest expense	–	–	–	–
Non-GAAP net loss minus non-cash expenses	$(2,455)	$(1,405)	$(5,431)	$(3,504)

(3) Operating expenses minus non-cash expenses
GAAP operating expenses as reported	$4,644	$3,605	$12,776	$10,301
Non-cash adjustments:
Stock-based compensation	(566)	(389)	(1,460)	(1,173)
Depreciation and amortization	(12)	(8)	(35)	(33)
Non-GAAP operating expenses minus non-cash expenses	$4,066	$3,208	$11,281	$9,095

(1)	Loss from operations minus non-cash expenses (EBITDAS) is a non-GAAP financial measure. The Company defines operating loss minus non-cash expenses as GAAP reported operating loss minus operating depreciation and amortization, and operating stock-based compensation. The Company uses this measure for the purpose of modifying the operating loss to reflect direct cash related transactions during the measurement period.

(2)	Net loss minus non-cash expenses is a non-GAAP financial measure. The Company defines net loss minus non-cash expenses as GAAP reported net loss minus depreciation and amortization, stock-based compensation, a change in fair value of common stock, a change in the fair value of derivative instruments, loss on impairment of investment, and non-cash interest expense. The Company uses this measure for the purpose of modifying the net loss to reflect only those expenses to reflect direct cash transactions during the measurement period.

(3)	Operating expenses minus non-cash expenses is a non-GAAP financial measure. The Company defines operating expenses minus non-cash expenses as GAAP reported operating expenses minus operating depreciation and amortization, and operating stock-based compensation. The Company uses this measure for the purpose of identifying total operating expenses involving cash transactions during the measurement period.

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OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Product Related Revenue Schedules

(In thousands) and (Unaudited)

The following table shows the company’s product revenues by geographic region:

	Three Months Ended December 31,
Geographic region	2015	2014	$ Change	% Change
United States	$1,010	$647	$363	56%
Latin America	1,261	1,076	185	17%
Europe and Rest of the World	1,202	751	451	60%
	3,473	2,474	999	40%
Product license fees and royalties	120	555	(435)	(78)%
Total	$3,593	$3,029	$564	19%

The following table shows the company’s product license fees and royalties revenue by partner:

	Three Months Ended December 31,
Product license fees and royalties	2015	2014	$ Change	% Change
Exeltis (formerly Quinnova)	$44	$54	$(10)	(19)%
Innovacyn	–	123	(123)	(100)%
Laboratorios Sanfer (formerly More Pharma)	76	378	(302)	(80)%
Total product license fees and royalties	$120	$555	$(435)	(78)%

The following table shows the company’s product revenues by geographic region:

	Nine Months Ended December 31,
	2015	2014	$ Change	% Change
United States	$2,983	$1,358	$1,625	120%
Latin America	4,085	3,336	749	22%
Europe and Rest of the World	2,725	1,977	748	38%
	9,793	6,671	3,122	47%
Product license fees and royalties	906	2,601	(1,695)	(65)%
Total	$10,699	$9,272	$1,427	15%

The following table shows the company’s product license fees and royalties revenue by partner:

	Nine Months Ended December 31,
Product license fees and royalties	2015	2014	$ Change	% Change
Exeltis (formerly Quinnova)	$201	$361	$(160)	(44)%
Innovacyn	29	1,110	(1,081)	(97)%
Laboratorios Sanfer (formerly More Pharma)	676	1,130	(454)	(40)%
Total product license fees and royalties	$906	$2,601	$(1,695)	(65)%

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